UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2019

Apollo Endosurgery, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35706	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Capital of Texas Highway Building 1, Suite #300 Austin, Texas 78746 (Address of principal executive offices) (Zip Code)
(512) 279-5100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):
Emerging growth company 

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 
Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	APEN	The Nasdaq Global Market

Item 1.01    Entry into a Material Definitive Agreement.

On June 20, 2019, Apollo Endosurgery, Inc. and its lender, Solar Capital, Ltd. (“Solar”), entered into the First Amendment to the Credit Agreement (the “Amendment”).

Specifically, the Amendment (i) adjusts the trailing six-month endo-bariatric revenue requirements for the periods ending June 30, July 31, and August 31 and (ii) increases the minimum liquidity covenant to $12.5 million from $10.0 million while stipulating that the minimum liquidity covenant will revert back to $10.0 million if certain year-end revenue and cash milestones are achieved.

The description of the Amendment included herein is not complete and is subject to and qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Our previous revenue guidance for 2019 remains unchanged from that provided during our fourth quarter earnings call on March 18, 2019. Specifically, endo-bariatric revenue growth of 15% for the full year 2019 with growth lower than 15% in the first half of 2019 and higher than 15% in the second half of 2019.

The Amendment requires minimum endo-bariatric revenue of $22 million for the six-month period ended June 30, 2019.  For our quarter ended March 31, 2019, we reported endo-bariatric revenue of $10.8 million which makes $11.2 million our minimum endo-bariatric revenue requirement for the quarter ended June 30, 2019.  We currently estimate endo-bariatric revenue for the quarter ended June 30, 2019 will fall within the range of $11.5 million to $11.8 million, representing an increase of 6.5% to 9.3% over the second quarter of 2018.

These estimates are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: reports of adverse events related to our products, outcomes of clinical studies, developments in medical technology, regulatory approvals and extensive regulatory oversight by the FDA or other regulatory bodies, unfavorable media coverage related to our products or related procedures, reimbursement decisions by private or government payors, physician adoption and recommendations of procedures utilizing our products and other factors detailed from time to time in the reports Apollo files with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the three months ended March, 31, 2019. Copies of reports filed with the SEC are posted on Apollo’s website and are available from Apollo without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, Apollo disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

The information in Item 7.01 of this Current Report is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by us, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description of Document
10.1	First Amendment to Loan and Security Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO ENDOSURGERY, INC.

Dated:	June 26, 2019
		By:	/s/ Todd Newton
		Name:	Todd Newton
		Title:	Chief Executive Officer